UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

___________________________

Date of Report (Date of Earliest Event Reported):  July 27, 2005

MOUNTAIN BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-50710	43-1965029
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6602 Highway 53 East, Dawsonville, Georgia  30534

(Address of Principal Executive Offices, including Zip Code)

(706) 265-1001

(Registrant’s Telephone Number, including Area Code)

(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

On July 27, 2005, John L. Lewis, President and C.E.O. and a director of the registrant and its subsidiary Mountain State Bank, executed a new employment agreement with the bank and the registrant.  A copy of the employment agreement is attached to this Form 8-K Current Report as Exhibit 10.1.  This employment agreement replaces Mr. Lewis’ existing employment agreement dated June 21, 2002.

The new employment agreement provides that Mr. Lewis will serve as President and Chief Executive Officer of the registrant and the bank.  The employment agreement provides for an initial term of 3 years beginning July 27, 2005 and is annually renewable at the end of the initial 3-year term.  He will be paid an initial annual salary of $150,000 per year, and he will be entitled to annual bonus compensation in accordance with the terms of the Mountain State Bank Annual Cash Incentive Plan adopted by the registrant effective as of January 1, 2005.

Mr. Lewis is eligible for the grant of stock options, restricted stock, and other awards under the long-term equity incentive program of the registrant.  He will be provided an automobile to be used primarily for business purposes, and the bank will pay operating, maintenance, repair and insurance expenses for the automobile.  The bank will reimburse Mr. Lewis for (i) reasonable and necessary business (including travel) expenses incurred by him in the performance of his duties, and (ii) reasonable dues and business related expenditures associated with membership in country club(s), civic association(s), and professional associations.  Mr. Lewis will also be entitled to such benefits as may be available from time to time to executives of the bank, including, by way of example only, profit-sharing plans, retirement or investment funds, dental, health, life and disability insurance benefits.

If the registrant and the bank terminate Mr. Lewis’ employment without cause during the term of the agreement, Mr. Lewis shall be entitled to the following:

(1)

a lump sum payment equal to the sum of (A) the greater of (i) the sum of his base salary which would be payable for the remainder of the term and a pro-rata portion of any annual bonus that would be paid for the calendar year in which occurs the effective date of termination; or (ii) the sum of two (2) times his base salary and a pro-rata portion of any annual bonus that would be paid for the calendar year in which occurs the effective date of termination; and (B) a cash payment for each vacation day which Mr. Lewis has not used during the calendar year in which occurs the effective date of termination, which amount shall be determined based on a daily rate of Mr. Lewis’ base salary assuming two hundred sixty (260) business days in such year;

(2)

any unvested stock options held by Mr. Lewis shall become fully vested and exercisable as of the effective date of termination; and

(3)

to the extent permitted by the applicable policies or contracts or applicable law (including the COBRA continuation coverage requirements under Code Section 4980B), continuation of health insurance benefits made available to Mr. Lewis by the bank for twelve

(12) months following termination at the same level and in the same manner as provided immediately prior to Mr. Lewis’ termination of employment.

If the registrant and the bank terminate Mr. Lewis’ employment due to his disability, the registrant and the bank are required to continue to pay him his base salary for six (6) months following the termination or until Mr. Lewis begins receiving payments under the registrant’s long-term disability policy, whichever occurs first.  In addition, to the extent permitted by the applicable plan or contract or applicable law (including the COBRA continuation coverage requirements under Code Section 4980B), he is entitled to continuation of health insurance benefits then made available to him by the registrant for twelve (12) months following termination at the same level and in the same manner as provided immediately prior to termination of his employment.

If Mr. Lewis terminates his employment due to a material breach of the employment agreement by the registrant or the bank, or after a sale, merger or other change of control of the registrant, due to a reduction in his base salary and benefits or a more than 25-mile relocation of the principal office to which he reports, the bank and the registrant will be obligated to pay him a lump sum payment equal to the sum of:

(1)

the greater of (A) the sum of his base salary which would be payable for the remainder of the term and a pro-rata portion of any annual bonus that would be paid for the calendar year in which occurs the effective date of termination; or (B) the sum of one (1) times his base salary and a pro-rata portion of any annual bonus that would be paid for the calendar year in which occurs the effective date of termination;

(2)

a cash payment for each vacation day which Mr. Lewis has not used during the calendar year in which occurs the effective date of termination, which amount shall be determined based on a daily rate of his base salary then in effect assuming two hundred sixty (260) business days in such year.  In addition, the registrant must remove any restrictions on outstanding incentive awards so that all such awards vest immediately.

In addition, the employment agreement provides that in the event of termination by Mr. Lewis of his employment or termination of Mr. Lewis’ employment without cause by the registrant and the bank, for a period of twelve months following such termination of Mr. Lewis’ employment, Mr. Lewis may not:  (i) be employed in the banking business within Forsyth and Dawson Counties, (ii) solicit customers of the bank for the purpose of providing financial services competitive with those provided by the bank; or (iii) solicit employees of the bank for employment by an employer providing products or services competitive with the business of the bank.  Also, Mr. Lewis may not at any time furnish, use or divulge to anyone any confidential information or trade secrets acquired by him from the bank.

Mr. Lewis will also receive other employment benefits under his employment agreement with the registrant and the bank as spelled out in his employment agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

On July 27, 2005, John L. Lewis, President and C.E.O. and a director of the registrant and its subsidiary Mountain State Bank, executed a new employment agreement with the registrant and the bank in replacement for his existing employment agreement dated June 21, 2002.  A copy of the existing employment was previously filed by the registrant as Exhibit 10.3 to the registrant’s Registration Statement on Form SB-2 (Registration No. 333-100741) filed on October 25, 2002.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit Number		Sequential Page Number
10.1	Employment Agreement of John L. Lewis	6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2005	MOUNTAIN BANCSHARES, INC. By: s/John L. Lewis John L. Lewis President and Chief Executive Officer